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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 5, 2000




                             VA LINUX SYSTEMS, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                               000-28369                               77-0399299
(STATE OR OTHER JURISDICTION OF             (COMMISSION FILE NUMBER)         (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

                               1382 BORDEAUX DRIVE
                           SUNNYVALE, CALIFORNIA 94089
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          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)



               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (408) 542-8600



                                 NOT APPLICABLE
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On April 5, 2000, VA Linux closed its acquisition of Net Attach, Inc., a California corporation ("Net Attach"). Pursuant to an Agreement and Plan of Reorganization (the "Agreement"), between VA Linux, South Acquisition Corporation, a California corporation and a wholly owned subsidiary of VA Linux ("Sub"), and Net Attach, dated as of March 15, 2000, Net Attach merged with and into Sub, and Sub continued as the surviving corporation (the "Merger"). Pursuant to the Agreement, VA Linux exchanged approximately $40,000,000.00 in cash and stock for all the outstanding stock of Net Attach. The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

       (a) The financial statements are unavailable as of the date of this filing. Such information will be filed on or before the sixtieth day following the filing date of this Current Report on Form 8-K.

       (b) The pro forma financial information is unavailable as of the date of this filing. Such information will be filed on or before the sixtieth day following the filing date of this Current Report on Form 8-K.

       (c)  Exhibits

            99.5    Agreement and Plan of Reorganization dated as of March 15,
                    2000.


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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       VA LINUX SYSTEMS, INC.
                                       a Delaware corporation


Dated: April 12, 2000                  By: /s/ Larry M. Augustin
                                           ---------------------------
                                           Larry M. Augustin
                                           President and Chief Executive Officer


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                                  EXHIBIT INDEX


Exhibit Number    Description
--------------    -----------
    99.5          Agreement and Plan of Reorganization dated as of March 15, 2000.


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